Exhibit 99.2

Press Release

FOR IMMEDIATE RELEASE

ZHONE TECHNOLOGIES TO ACQUIRE SORRENTO NETWORKS

ZHONE TO PROVIDE FULL RANGE OF ACCESS AND METRO-OPTICAL TRANSPORT SOLUTIONS FOR

TELECOMMUNICATIONS CARRIERS AND CABLE OPERATORS

OAKLAND, CA (April 22, 2004)— Zhone Technologies, Inc. (Nasdaq: ZHNE) the first company dedicated solely to delivering the full spectrum of next-generation access infrastructure equipment, today announced that it will acquire Sorrento Networks Corporation (Nasdaq: FIBR), a recognized leader in the areas of networking products for metro-optical transport.

Under the terms of the agreement, Zhone will issue 0.9 of a share of Zhone common stock for each outstanding share of Sorrento common stock, and each option, warrant and other security exercisable or convertible into Sorrento common stock will be assumed by Zhone and become exercisable or convertible into Zhone common stock, with appropriate adjustments based on the merger exchange ratio. The proposed stock-for-stock transaction is intended to qualify as tax-free to the stockholders of Sorrento.

The acquisition of Sorrento expands Zhone’s substantial customer base with the addition of some of the world’s largest cable operators and carriers while at the same time bringing Zhone’s current customers advanced new transport offerings. Sorrento’s product portfolio has immediate application at both existing accounts as well as in greenfield deployments by delivering converged VoIP, broadband access, video services and transport protocols over their existing infrastructures.

“This acquisition positions Zhone as a leading provider of access and metro-optical transport solutions to telecommunications and cable operators worldwide,” said Mory Ejabat, chairman and chief executive officer of Zhone. “This transaction expands Zhone’s presence among both telephone carriers and cable MSOs as their needs converge towards packet-based voice/data/video total-delivery systems. Combining the two businesses extends Zhone’s solution offerings to include metro-optical transport for our telecom carrier customers and allows us to market our VoIP and access solutions into the cable MSOs. Additionally, we anticipate that, excluding any acquisition related charges, the acquisition will be immediately accretive and will provide for substantial cost savings from the reduction of operating expenses.

“The addition of Sorrento’s DWDM and CWDM products to Zhone’s comprehensive product portfolio creates a whole greater than the sum of its parts,” said Phillip Arneson, chairman and chief executive officer of Sorrento. “We believe that Zhone has the infrastructure and assets to extend Sorrento’s leadership in the telecommunications industry. Zhone’s solid revenue performance, broad customer base and strong balance sheet are ingredients for continued success. This transaction advances Mory’s vision to make Zhone a comprehensive provider of next generation access network solutions.”

The combined products will provide Zhone’s customers an advanced scalable access and metro-transport solution to bridge their networks from existing copper based loops to fiber optics. The combined company will have a customer base that includes some of the world’s largest carriers representing more than 300 existing carrier and cable MSO customers on six continents. The combined company will deliver a broad array of products for access and metro-optical network applications, with employees operating in 15 countries around the globe. The combined company will also bring the current customers of Sorrento and Zhone advanced new access and transport offerings which provide a bridge between existing copper-based loops and fiber optics.

The transaction is subject to the approval of each company’s stockholders, regulatory review as well as other customary closing conditions. The transaction is currently expected to close in the summer of 2004. The time, location and other details regarding each company’s stockholder meeting will be communicated to stockholders at a later date.

Sorrento retained Needham & Company as its financial advisor and Stradling Yocca Carlson & Rauth as its legal advisor. Zhone enlisted the assistance of Thomas Weisel Partners to facilitate the transaction. Latham & Watkins served as Zhone’s legal advisor in the transaction.

Zhone and Sorrento will hold a conference call today, April 22, 2004, at approximately 2:00 p.m. Pacific Time to review this announcement, as well as to review Zhone’s first quarter results. The call is open to the public by dialing 888-396-2356 for U.S. callers and 617-847-8709 for international callers and entering the passcode 16492244.

Zhone has also scheduled this event to be broadcast live via webcast. To access this webcast please go to the Investor Relations section of the Zhone website at www.zhone.com/about/investors/ A replay of the webcast will be available on the website for at least 30 days. Additional investor information can be accessed at www.zhone.com or by calling Zhone’s Investor Relations Department at 510-777-7013.

Please also refer to the Press Releases “ZHONE TECHNOLOGIES, INC. REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS” and “SORRENTO ANNOUNCES FOURTH QUARTER AND FISCAL YEAR-END 2004 FINANCIAL RESULTS” issued on April 22, 2004.

About Sorrento Networks Corporation (Sorrento)

Sorrento Networks Corporation (Nasdaq: FIBR) headquartered in San Diego, CA, makes optical networking equipment for carriers and enterprises worldwide. Sorrento’s products help customers increase profitability by improving transport efficiency and expanding the addressable market of their fiber networks. Sorrento’s customer base and market focus includes cable TV operators, telecom carriers, and service providers. Sorrento’s products are also used for storage area networking (SAN) and enterprise private networking. Additional customer, product, and financial information about Sorrento Networks can be found at www.sorrentonet.com.

About Zhone Technologies, Inc. (Zhone)

Zhone Technologies, Inc. (NASDAQ: ZHNE) is the first company dedicated solely to delivering the full spectrum of next-generation local loop infrastructure equipment. The company was founded by the senior management team that grew telecommunications pioneer Ascend Communications, Inc., from its startup roots to the multi-billion-dollar company acquired by Lucent Technologies (NYSE: LU) in June 1999. Zhone’s Multi Service architecture allows carriers to concurrently deliver voice, new premium data and video services over copper or fiber access lines. Zhone provides carriers with an elegant migration from legacy circuit-based technology to packet based networks while substantially reducing operating costs. With deployments at over 300 carriers including among some of the world’s largest networks, Zhone has enabled carriers to reinvent their businesses. For more information about Zhone and its products, please visit the Zhone Web site at http://www.zhone.com or email info@zhone.com.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice. Copyright 2004 Zhone Technologies, Inc. All rights reserved.

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Additional Information Regarding the Proposed Acquisition

Sorrento and Zhone plan to file a Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (SEC) in connection with the proposed acquisition. In addition, Sorrento and Zhone will file other information and documents concerning the proposed acquisition and their respective businesses with the SEC. WE URGE INVESTORS TO REVIEW THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus. These documents will be available without charge on the SEC’s web site at www.sec.gov and may be obtained without charge from the SEC at telephone number 800-SEC-0330. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from Sorrento and Zhone through their Investor Relations contacts provided below. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

The officers and directors of Sorrento and Zhone may have interests in the proposed acquisition, some of which may differ from, or may be in addition to, those of the stockholders of Sorrento and Zhone generally. A description of the interests that the officers and directors of the companies have in the proposed acquisition will be available in the Joint Proxy Statement/Prospectus.

In addition, Sorrento and Zhone, their respective officers, directors and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Sorrento and Zhone in favor of the acquisition. Information about the officers and directors of Sorrento and their ownership of Sorrento securities is set forth in the proxy statement for Sorrento’s 2004 Annual Meeting of Stockholders filed with the SEC on December 9, 2003. Information about the officers and directors of Zhone and their ownership of Zhone securities is set forth in the proxy statement for Zhone’s 2004 Annual Meeting of Stockholders filed with the SEC on April 12, 2004. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus when it is filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended including forward-looking statements regarding the amount and timing of synergies that may be achieved in connection with the acquisition, the strength of the combined company’s balance sheet following the acquisition, the degree to which the combined company will alter the competitive landscape in its industry, prevailing market conditions and the combined company’s ability to successfully fulfill its customers’ needs. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include the possibility that the acquisition may not close on the terms described in this release, or at all, the possibility that the intended benefits of the acquisition may not be fully realized, the failure of the combined company to retain key employees, the failure of the combined company to manage the cost of integrating the businesses and assets of Sorrento and Zhone, general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the combined company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, and higher than anticipated expenses the combined company may incur in future quarters. In addition, please refer to the risk factors contained in Sorrento’s SEC filings, including, without limitation, Annual Report on Form 10-K filed with the SEC on April 22, 2004, and in Zhone’s SEC filings, including, without limitation, Zhone’s Annual Report on Form 10-K filed with the SEC on February 26, 2004. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The companies undertake no obligation to update publicly or revise any forward-looking statements.

For more information, please visit www.sorrentonet.com or www.zhone.com or contact:

Zhone Technologies, Inc.

Investors
Mariann Lackey
Sorrento Networks Corporation	Tel: +1 510-777-7013
Fax: +1 510-777-7001
Investors	Email: investor-relations@zhone.com
Joe Armstrong
Sorrento Investor Contact
(858) 450-4934
jarmstrong@sorrentonet.com	Media
Jessica Mullens
Tel : +1 510-777-7020
Fax : +1 510-777-7001
Email: jmullens@zhone.com
Media
Paul Zalloua
Sorrento Media Contacts
(408) 328-4592
pzalloua@sorrentonet.com

Sorrento is a trademark of Sorrento Networks Corporation. Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Copyright 2004 Zhone Technologies, Inc. and Sorrento Networks Corporation. All rights reserved.